UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2009

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center 14th Floor Jl. Jenderal Sudirman Kav. 29-31 Jakarta, Indonesia	12920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (62) 21 5211110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed by KAL Energy, Inc. (“KAL”), KAL faces various uncertainties in its continued efforts to realize its goal of commercializing its rights to the concession entitled PT Graha Panca Karsa (“GPK”).  Such uncertainties include, third party claims to the rights to GPK, possible criminal activities by certain individuals associated with the titleholders to GPK, delays in the mining license extension application for GPK, the unknown potential negative impacts of the Bill on Mineral and Coal Mining as passed by the Indonesian Parliament in January 2009 and a general lack of capital liquidity.   Despite these uncertainties, KAL has continued to express confidence in its rights to the economic benefits of the GPK project.

Notwithstanding KAL’s stance with respect to its interests in GPK, due to the increasing uncertainties as enumerated above, in particular KAL’s lack of funding, and the significant legal expenses associated with defending its bundle of rights in GPK, KAL has decided to cease this course of disadvantageous legal effort and expense, but rather realize guaranteed financial value from its bundle of rights in GPK by relinquishing all of its claims to GPK for the consideration of US$5,000,000, as described in more detail below.

On September 29, 2009, KAL, its subsidiary Thatcher Mining PTE, Ltd. (“Thatcher”), Romo Nitiyudo Wachjo, Kangaroo Resources Ltd. (“KRL”) and GPK entered into a Deed of Termination and Release (the “Agreement”) pursuant to which Thatcher and GPK agree to, among other things, terminate the Cooperation and Investment Agreement dated on or around January 7, 2007 by and among GPK, Thatcher, Fitri S Astuty Goodwin and Sri Purwani (the “Cooperation Agreement”), which is the agreement whereby Thatcher and KAL obtained the economic rights to GPK.  The termination of the Cooperation Agreement serves to relinquish all claims of KAL and its affiliates to GPK.

Payment Obligations of KRL Under the Agreement

Pursuant to the terms of the Agreement, KRL is obligated make the following payments to Thatcher: (i) US$100,000 on the date which is three (3) days from the date of the Agreement (the “First Payment”); (ii) US$2,400,000 on the date which is thirty (30) days from the date of the Agreement (the “Second Payment”); and (iii) US$2,500,000 on the date which is sixty (60) days from the date of the Agreement (the “Third Payment”).  KRL may elect to make any of the above payments prior to the relevant payment dates, provided that the minimum payments made are at least US$250,000.  Further, KRL may elect to extend the Second Payment for forty-five (45) days by providing notice and submitting a penalty payment of US$50,000 to Thatcher.  If KRL makes such an election, the Third Payment will automatically be extended for forty-five (45) days.  KRL may extend the Third Payment for an additional forty-five (45) days by providing notice and submitting an additional penalty payment of US$50,000 to Thatcher.

Obligations of Thatcher Regarding Outstanding Agreements and Information Transfer

Within seven (7) business days of the date of the Agreement, Thatcher shall provide to KRL a list of the Original Agreements (defined below), such list which shall disclose: (i) the title of each of the Original Agreements; (ii) the date of each of the Original Agreements; and (iii) the parties to each of the Original Agreements.

On the date of the Second Payment, but prior to its being made, Thatcher shall make available for inspection by KRL the terminations of the Original Agreements signed by all counterparties with the exception of Thatcher.

Within two (2) business days of receipt of the Second Payment by Thatcher, it shall establish a data room that contains copies of the Original Agreements for review by KRL.  KRL will not be able to make copies of any of the Original Agreements at that time.

On the Release Date (defined below), Thatcher must: (i) provide copies of each Original Agreement to KRL; (ii) procure the termination of each of the Original Agreements; (iii) provide the originals of each document evidencing the termination of the Original Agreements; and (iv) generally provide reasonable help and assistance in respect of unwinding any transaction contemplated by the Original Agreements.

Within seven (7) business days of the date of the Agreement, Thatcher shall provide to KRL a complete list of the Mining Information (defined below), such list which shall disclose: (i) the title of the relevant Mining Information; (ii) the date of the relevant Mining Information; and (iii) the author of the relevant Mining Information.

Within two (2) business days of receipt of the Second Payment by Thatcher, Thatcher shall establish a data room that contains copies of the Mining Information for review by KRL.  KRL will not be able to make copies of any of the Mining Information at that time.

On the Release Date, Thatcher, KAL and GPK will each transfer to KRL its respective right, title and interest in and to the Mining Information.  Further, on the Release Date, the original Mining Information must be delivered to KRL.

“Original Agreements” means the Cooperation Agreement and any and all other agreements which relate in any way to GPK, the shares in GPK or any of the assets of GPK and entered into by KAL and Thatcher or their nominees.

“Release Date” means the earlier of: (i) the date on which KRL makes all of its payments as described herein; and (ii) the date which falls ten (10) days after the date which either KAL or Thatcher receives notice asserting material breach of the Agreement by KRL, in the event that a material breach has taken place and remains uncured at that date, provided that the First Payment and Second Payment have been made by KRL and subject to dispute procedures available under the Agreement

“Mining Information” is defined as all original and technical information associated with GPK which is owned by GPK, KAL and Thatcher.

Additional Material Provisions

Except for claims arising under the Agreement, on and from the Release Date, the parties to the Agreement released each other from all claims in respect of: (i) the Original Agreements; (ii) the negotiation, entry into and performance of the Original Agreements; (iii) any relationship between the parties created by or arising out of or in connection with the Original Agreements; and (iv) any claim which was or could reasonably have been known to any of the parties as at the date of the Agreement arising out of or in any way connected with or incidental to the Original Agreements.

KAL guarantees the performance of Thatcher under the Agreement.

Each party to the Agreement represents and warrants to each other party that: (i) it has the power, capacity and authority to enter into the Agreement; (ii) the Agreement is valid and binding on it; and (iii) it has not sold, assigned, granted or transferred to any other person or entity any claim covered by the terms of the Agreement or any Mining Information.

KAL intends to use the proceeds from the Agreement to satisfy some of its outstanding debt obligations and to generally pursue opportunities in connection with its mining and other assets.

The description of the Agreement above is qualified in its entirety by reference to the full text of such Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The description of the Agreement and the transactions thereunder are incorporated by reference into this Item 2.01.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

10.1	Deed of Termination and Release by and among Thatcher, Romo Nitiyudo Wachjo, Kangaroo and GPK dated September 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

October 1, 2009	By:	/s/ William Bloking
William Bloking
Executive Chairman and President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Deed of Termination and Release by and among Thatcher, Romo Nitiyudo Wachjo, Kangaroo and GPK dated September 29, 2009.